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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Riverwood Holding, Inc. (to be renamed Graphic Packaging Corporation) (Exact name of registrant as specified in its charter)

Delaware	58-2205241

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
814 Livingston Court, Marietta, Georgia	30067

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-104928 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant's Securities to be Registered

  Common Stock, $0.01 par value

        The description of the registrant's Common Stock, par value $0.01 per share, is incorporated by reference to the information appearing under "Description of the Combined Company's Capital Stock—Common Stock" in the registrant's prospectus which forms a part of the registrant's Registration Statement on Form S-4, as amended (File No. 333-104928) (the "Registration Statement").

Item 2. Exhibits

        The following exhibits are filed as exhibits to the Registration Statement and incorporated herein by reference:

  1.
  Form of Restated Certificate of Incorporation of Riverwood Holding, Inc. (to be renamed Graphic Packaging Corporation), filed as Exhibit 3.1 to the Registration Statement.

  2.
  Form of Amended and Restated By-Laws of Riverwood Holding, Inc. (to be renamed Graphic Packaging Corporation), filed as Exhibit 3.2 to the Registration Statement.

  3.
  Form of Certificate for the Common Stock of Riverwood Holding, Inc. (to be renamed Graphic Packaging Corporation), par value $0.01 per share, filed as Exhibit 4.1 to the Registration Statement.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 25, 2003
RIVERWOOD HOLDING, INC.

	By:	/s/ STEPHEN M. HUMPHREY Name: Stephen M. Humphrey Title: President and Chief Executive Officer

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SIGNATURE